UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c), (d) and (e)
On February 19, 2013, Mattson announced the appointment of Dr. Fusen E. Chen as President and Chief Executive Officer and his election as a member of the Board of Directors. He commenced employment on February 19, 2013.
Dr. Chen, age 53, was most recently Executive Vice President, Semiconductor Systems Products at Novellus Systems, since September 2009, with responsibility for all product business units. Prior to that position, Dr. Chen was the Executive Vice President and Chief Technology Officer at Novellus from October 2005 to September 2009, responsible for defining the company's technology strategy and roadmap. Dr. Chen was Novellus's primary executive interface with customers in Asia. Prior to joining Novellus in 2004, Dr. Chen spent ten years at Applied Materials, most recently as the group vice president and general manager for the company's copper physical vapor deposition and interconnect product business group. Prior to joining Applied Materials, Dr. Chen worked at LSI Logic and SGS-Thomson Microelectronics. In December 2012, he was appointed to the Board of Directors (and a member of its Audit and Compensation Committees) of RDA Microelectronics, Inc., a public fabless semiconductor company. Dr. Chen was on the board of directors of GT Advanced Technologies Inc. from 2008 until 2011, and Electroglas, Inc. from 2006 until 2008. There is no family relationship between Dr. Chen and any of our directors or executive officers. Dr. Chen has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.
Dr. Chen's new role of President and Chief Executive Officer of Mattson, his prior work experience within the industry and his overall deep industry and technical background led the Company to conclude that he should serve as a member of the Board of Directors of Mattson.
On February 19, 2013, the Company issued a press release regarding Dr. Chen's joining the Company. The full text of the Company's press release is attached hereto as Exhibit 99.1.
David Dutton has resigned from the President and Chief Executive Officer positions.
The Compensation Committee of the Board of Directors of the Company has approved the grant to Dr. Chen of an option, effective upon the commencement of his employment, to purchase 375,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant. The shares subject to the option will vest 25% on the first anniversary of the date of grant, and the balance in equal monthly installments over the ensuing 36 months.
In addition, the Compensation Committee of the Board of Directors has approved the grant to Dr. Chen, effective upon the commencement of his employment, of 375,000 Restricted Stock Units for the Company's common stock. of which 25% will vest on each anniversary of the grant date beginning on its first anniversary.
In accordance with the Company's customary practice, the Company is entering into its standard form of indemnification agreement with Dr. Chen, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as an officer.
In connection with his appointment, the Compensation Committee of the Board of Directors of the Company approved a Severance and Executive Change of Control Agreement to be entered into with Dr. Chen. The agreement has an initial two year term with an automatic renewal for additional one year periods, unless terminated by either party at least sixty days prior to the date of automatic renewal.
If Dr. Chen's employment is terminated by the Company for any reason other than for Good Cause or by Dr. Chen for Good Reason, and if the termination does not occur during a Change of Control Period, then subject to Dr. Chen signing and not revoking a release of claims with the Company, his agreement provides that he will receive (i) a cash payment equal to his then-current annual base salary and (ii) reimbursement of his medical and dental insurance benefits (and for his dependents) under COBRA for a period of twelve months.

Dr. Chen's agreement specifies that if during a Change of Control Period his employment is terminated (a) by the Company for any reason other than for Good Cause or (b) by Dr. Chen for Good Reason, then, subject to Dr. Chen signing and not revoking a release of claims with the Company, he will receive (i) a cash payment equal to the greater of 200% of (A) his base salary for the twelve months preceding the Change of Control or (B) his then-current annual base salary, plus 200% of his annual target bonus for the fiscal year in which such termination occurs, (ii) full vesting of all of his outstanding stock options, restricted stock units, and any other outstanding awards, and (iii) reimbursement of his medical and dental insurance benefits (and for his dependents) under COBRA for a period of twelve months.
Under Dr. Chen's agreement, "Change of Control" is defined, with limited exceptions, as (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group acquires ownership of the stock of the Company that, together with the stock held by such acquirer, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; or (ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) a change in the ownership of a substantial portion of the Company's assets which occurs on the date that any person or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Under the agreement, "Good Cause" is defined as (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, (ii) dishonesty, material breach of any agreement with the Company, or intentional misconduct, or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. "Good Reason" is defined as, without written consent, (i) a significant reduction by the Company in the executive's annual base salary, (ii) the failure of the Company to obtain an agreement from any successor to the Company, or purchaser of all or substantially all of the Company's assets, to assume the Agreement, (iii) the assignment of the executive to duties which reflect a material adverse change in authority, responsibility or status with the Company or any successor, or (iv) the Company requiring the executive to reside or be based at a location 50 miles or more from the location where the executive was based immediately prior to the Change of Control. The executive will not resign for Good Reason without first providing the Company with (a) written notice within sixty days of the event that the executive believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason, and (b) a reasonable cure period of not less than thirty days following the date of such notice.
The information in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Pursuant to Dr.Chen's offer letter, he will receive an annual base salary of $400,000. Under the Company's Executive Corporate Bonus Plan, he will be eligible to receive an annual bonus of up to 100% of his earned base salary, with a maximum annual bonus of up to 200% of his earned base salary. The Executive Corporate Bonus Plan is described in more detail under the “Compensation Discussion and Analysis” section of the Company's proxy statement for the 2012 annual meeting.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
99.1	February 19 2013 Press Release by Mattson Technology, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 19, 2013

By: /s/ TYLER PURVIS
Tyler Purvis Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)